EXHIBIT 10.35.2

KEY EXECUTIVE INCENTIVE AWARD AGREEMENT

THIS AGREEMENT (“Agreement”) is made by and between HEALTHSOUTH CORPORATION, a Delaware corporation (the “Company”), and                         , (“Executive”), as of November         , 2005.

RECITALS

A.    The Company has adopted and approved the HealthSouth Corporation Key Executive Incentive Program pursuant to which the Executive has been granted an award (the “Award”); and

B.    The Award shall consist of a grant of stock options, restricted stock and a cash bonus, subject to the terms and conditions set forth in this Agreement; and

C.    The Executive has accepted the grant of the Award and hereby agrees to the terms and conditions hereinafter stated; and

D.    Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Company’s Change in Control Benefits Plan.

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING RECITALS AND OF THE PROMISES AND CONDITIONS HEREIN CONTAINED, IT IS AGREED AS FOLLOWS:

ARTICLE I

GRANT OF OPTION

Section 1.1 - Grant of Option.

Subject to the provisions of this Agreement, the Company has granted effective November     , 2005 (the “Grant Date”), to the Executive the right and option to purchase all or any part of              shares of common stock, par value $.01 per share (“Stock”), of the Company, subject to adjustment pursuant to Section 4.1. The Option granted pursuant to this Agreement is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.2 - Exercise Price.

The exercise price of the Option shall be $         per share of Stock.

Section 1.3 - Vesting and Exercisability.

The Option shall become 100 percent vested as of January 1, 2009, provided the Executive has been continuously employed by the Company or a subsidiary until such date. Prior to becoming 100 percent vested, the Option shall become exercisable in three cumulative installments as follows and shall remain exercisable until the tenth anniversary of the Grant Date (the “Option Term”), subject to the forfeiture provisions set forth in Section 1.4 and the acceleration of vesting provisions set forth in Section 4.2:

%	Number of Shares	Date First Available For Exercise
25%		January 1, 2007
25%		January 1, 2008
50%		January 1, 2009

Section 1.4 - Expiration of Option.

(a)    Except as set forth in subsections (b) or (d) below or Sections 1.7 and 4.2, an Option may not be exercised unless the Executive is then in the employ of the Company or a subsidiary, and unless the Executive has remained continuously so employed, or continuously maintained such relationship, since the Grant Date.

(b)    If the Executive’s employment or service terminates because of Executive’s death or disability (as defined in Section 409A(a)(2)(C) of the Code)(“Disability”), all of the Executive’s Options (regardless of the extent to which such Options are then exercisable) shall be exercisable as of such date of termination and remain outstanding until the expiration of the term of the Option.

(c)    If the Executive’s employment or service is terminated for Cause, the Option (whether or not vested) shall terminate on the date of the Executive’s termination of employment or service.

(d)    If the Executive’s employment or service with the Company and its subsidiaries terminates (including by reason of the subsidiary which employs the Executive ceasing to be a subsidiary of the Company) other than as described in subsections (b) and (c) above, the portions of the outstanding Option that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) 90 days following the date of such termination of employment or service and (ii) expiration of the term of the Option and shall thereafter terminate. All portions of the Option which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

Section 1.5 - Manner of Exercise.

(a)    The Option, to the extent then vested and exercisable, shall be exercisable by delivery to the Company of a written notice stating the number of shares as to which the Option is exercised pursuant to this Agreement and a designation of the method of payment of the exercise price with respect to Stock to be purchased. An Option may not be exercised for less than 100 shares of Stock (or the number of remaining shares of Stock subject to the Option if less than 100).

(b)    The exercise price of the Option, or portion thereof, with respect to Stock to be purchased, shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument or in any other manner acceptable to the Company. In addition, any amount necessary to satisfy applicable federal, state or local tax requirements shall be paid promptly upon notification of the amount due. The Compensation Committee of the Board of Directors of the Company (the “Committee”) may permit, in its sole discretion, such amount to be paid in Stock previously owned by the employee, or a portion of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and such Stock.

Section 1.6 - Transferability of Option.

Unless the Committee determines otherwise, the Option is nontransferable except by will or the laws of descent and distribution.

Section 1.7 - Securities Act Requirements.

(a)    The Company has not filed financial statements for any periods ended after December 31, 2004. The Company does not expect to become current with respect to all of its previously unfiled financial statements until at least the first quarter of 2006 and will not file any registration statement until after such time. Unless an exemption is available, no Option may be exercised until the Company complies with its reporting obligations under the Federal securities laws and a registration statement is declared effective by the Securities and Exchange Commission with respect to shares of Stock issuable under this Agreement.

(b)    In addition to the requirements set forth in Section 1.7(a), (i) the Option shall be exercisable in whole or in part, and the Company shall not be obligated to sell any shares of Stock subject to any such Option, if such exercise and sale or issuance would, in the opinion of counsel for the Company, violate the Securities Act of 1933 (the “1933 Act”) or other Federal or state statutes having similar requirements, as they may be in effect at that time; and (ii) each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of shares of Stock, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

Section 1.8 - Taxes and Withholdings.

Not later than the date of exercise of the Option granted hereunder, Executive shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of such Option. The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to Executive federal, state, and local taxes of any kind required by law to be withheld upon the exercise of such Option.

ARTICLE II

GRANT OF RESTRICTED STOCK

Section 2.1 - Grant of Restricted Stock.

Subject to the provisions of this Agreement, the Company has granted as of the Grant Date                      shares of Stock pursuant to the terms, conditions and restrictions of this Agreement (the “Restricted Stock”).

Section 2.2 - Restrictions and Restricted Period.

(a)     Restrictions. Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Section 2.4 below until the lapse of the Restricted Period (as defined below) (the “Restrictions”).

(b)     Restricted Period. Subject to the forfeiture provisions set forth in Section 2.4(a) or the provisions set forth in Section 4.2, the Restrictions shall lapse and the shares of Restricted Stock shall become vested and transferable (provided, that such transfer is in accordance with Section 2.6 and otherwise in compliance with Federal and state securities laws) in accordance with and subject to the following schedule:

%	Number of Shares	Date Restrictions Lapse
25%		January 1, 2007
50%		January 1, 2008
100%		January 1, 2009

Section 2.3 - Rights of a Stockholder.

From and after the Grant Date and for so long as the Restricted Stock is held by or for the benefit of the Executive, the Executive shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the rights to vote and receive ordinary dividends. In the event that the Committee approves an adjustment to the Restricted Stock pursuant to Section 4.1 of the Agreement, then in such event, any and all new, substituted or additional securities to which the Executive is entitled by reason of the Restricted Stock shall be immediately subject to the Restrictions with the same force and effect as the Restricted Stock subject to such Restrictions immediately before such event.

Section 2.4 - Cessation of Employment.

(a)    Forfeiture. If the Executive’s employment or service with the Company or any Subsidiary or Affiliate is terminated at any time while the Executive is holding Restricted Stock for any reason other than those set forth in Section 2.4(b) and 4.2 of this Agreement, then any unvested shares of Restricted Stock shall be forfeited to the Company and neither the Executive nor any of Executive’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock.

(b)    Acceleration. If the Executive’s employment or service with the Company or any subsidiary is terminated as a result of the Executive’s death or Disability, all restrictions on the Restricted Stock shall lapse and the Restricted Stock shall immediately vest in full.

Section 2.5 - Certificates.

Restricted Stock granted herein may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Executive, then the Company may retain physical possession of the certificate until the Restricted Period has lapsed.

Section 2.6 - Securities Act Requirements.

(a)    The issuance of the Restricted Stock has not been registered under the 1933 Act, and is being issued to the Executive in reliance upon the exemption from such registration provided by Section 4(2) of the 1933 Act.

(b)    The Executive hereby confirms that he or she has been informed that the shares of Restricted Stock are restricted securities under the 1933 Act and may not be resold or transferred unless such shares are first registered under the federal securities laws or unless an exemption from such registration is available. Accordingly, the Executive hereby acknowledges that he or she is prepared to hold the Restricted Stock for an indefinite period and that the Executive is aware that Rule 144 promulgated by the Securities and Exchange Commission is not presently available to exempt the resale of the Restricted Stock from the registration requirements of the 1933 Act. The Executive is aware of the adoption of Rule 144 by the Commission, promulgated under the 1933 Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. The Executive understands that under Rule 144, the conditions include, among other things: the availability of certain current public information about the issuer, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited “broker’s transaction” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Executive acknowledges and understands that the Corporation may not be satisfying the current public information requirement of Rule 144 at the time the Executive wishes to sell the Restricted Stock or other conditions under Rule 144 which are required of the Corporation. If so, the Executive understands that Executive will be precluded from selling the securities under Rule 144 even if the one-year holding period of said rule has been satisfied. Prior to the Executive’s acquisition of the Restricted Stock, the Executive acquired sufficient information about the Company to reach an informed knowledgeable decision to acquire the Restricted Stock. The Executive has such knowledge and experience in financial and business matters as to make the Executive capable of utilizing said information to evaluate the risks of the prospective investment and to make an informed investment decision. The Executive is able to bear the economic risk of his or her investment in the Restricted Stock. The Executive agrees not to make, without the prior written consent of the Company, any public offering or sale of the Restricted Stock although permitted to do so pursuant to Rule 144(k) promulgated under the 1933 Act, until all applicable conditions and requirements of the Rule (or registration of the Restricted Stock under the 1933 Act) and this Agreement have been satisfied.

(c)    In order to reflect the restrictions on disposition of the Restricted Stock, the stock certificates for the Restricted Stock will be endorsed with a restrictive legend, in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND ARE “RESTRICTED SECURITIES” AS DEFINED IN RULE 144 PROMULGATED UNDER THE ACT. THEY MAY NOT BE SOLD OR OFFERED FOR SALE OR OTHERWISE DISTRIBUTED EXCEPT (1) IN CONJUNCTION WITH AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR EVIDENCE SATISFACTORY TO THE CORPORATION OF AN EXEMPTION THEREFROM, AND (2) IN COMPLIANCE WITH THE DISPOSITION PROVISIONS OF A WRITTEN AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). SUCH AGREEMENT IMPOSES CERTAIN RESTRICTIONS

IN CONNECTION WITH THE DISPOSITION OF THE SHARES. THE SECRETARY OF THE CORPORATION WILL, UPON WRITTEN REQUEST, FURNISH A COPY OF SUCH AGREEMENT TO THE HOLDER HEREOF WITHOUT CHARGE.

If required by the authorities of any state in connection with the issuance of the shares of Stock, the legend or legends required by such state authorities will also be endorsed on all such certificates.

Section 2.7 - Taxes.

The Executive shall pay to the Company promptly upon request, at the time the Executive recognizes taxable income in respect of the shares of Restricted Stock, an amount equal to the federal, state and/or local taxes the Company determines it is required to withhold under applicable tax laws with respect to the shares of Restricted Stock. In lieu of collecting payment from the Executive, the Company may, in its discretion, distribute vested shares of Stock net of the number of whole shares of Stock the fair market value of which is equal to the minimum amount of federal, state and local taxes required to be withheld under applicable tax laws.

ARTICLE III

GRANT OF CASH BONUS

Section 3.1 - Grant of Cash Bonus.

The Executive shall be eligible to earn a cash bonus in an aggregate amount of $                     (the “Bonus”). Such Bonus shall be payable on the date set forth in Section 3.2 (each, a “Payment Date”), subject to the ability of the Company, in the discretion of the Committee, to make such payments and subject further to the Executive being employed in good standing on a full-time basis on the Payment Date. Notwithstanding the foregoing, the Committee shall have exclusive authority o determine whether a pro rata portion of any Bonus installment shall be payable to the Executive in the event that the Executive is not employed by the Company on any Payment Date.

Section 3.2 - Payment Schedule

Subject to Section 3.1, the Bonus shall be payable as follows:

(a)

%	Amount	Payment Date
25%		January 1, 2007
25%		January 1, 2008
50%		January 1, 2009

Section 3.3 - Taxes and Withholding.

The Company shall withhold all applicable income and other taxes from the Bonus payment, including any federal, FICA, state and local taxes.

ARTICLE IV

MISCELLANEOUS

Section 4.1 - Adjustment of and Changes in Capitalization.

(a)    In the event that the outstanding shares of Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be issued pursuant to Awards, both in the aggregate and as to any individual, and the number and class of shares then subject to Awards theretofore granted and the price per share payable upon exercise of the Option shall be adjusted so as to reflect such change, all as determined by the Board of Directors or the Committee. In the event there shall be any other change in the number or kind of the outstanding shares of Stock, or of any stock or other securities or property into which such Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors or the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in any outstanding Award, such adjustment shall be made in accordance with such determination.

(b)    Notice of any adjustment shall be given by the Company to the Executive with an Award which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of this Agreement.

(c)    Fractional shares resulting from any adjustment in the Option or Restricted Stock pursuant to this Section 4.1 may be settled in cash or otherwise as the Board of Directors or the Committee may determine.

Section 4.2 - Accelerated Vesting of Equity Awards.

Notwithstanding anything to the contrary in this Agreement, upon the occurrence of a Change in Control of the Company

(a)    the Option shall become automatically vested and exercisable and shall remain exercisable for such period of time applicable to the Executive under Section 2.04(a)(ii) of the Change in Control Benefits Plan (whether or not the Executive is subject to such provisions at that time); provided, that the Option shall remain subject to the terms and conditions set forth in Section 1.7; and

(b)    all Restrictions shall lapse and the shares of Restricted Stock shall become vested and transferable; provided that the provisions of Section 2.6 shall continue to govern any transfer of the Restricted Stock.

Section 4.3 - Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Committee shall have final authority to interpret and construe this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Executive and the Executive’s legal representative in respect of any questions arising under this Agreement.

Section 4.4 - Notices.

Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Company at One HealthSouth Parkway, Birmingham, Alabama 35243, Attention: General Counsel, and to Executive at the address set forth below or at such other address as either party may hereafter designate in writing to the other by like notice.

Section 4.5 - Effect of Agreement.

Except as otherwise provided hereunder, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company.

Section 4.6 - Amendment.

This Agreement may not be amended in any manner except by an instrument in writing signed by both parties hereto. The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement or of any subsequent breach of such party of a provision of this Agreement.

Section 4.7 - No Right to Continued Employment.

Nothing in this Agreement shall be deemed to confer on the executive any right to continued employment with the Company.

Section 4.8 - Section 409A.

This Agreement is intended to comply with the requirements of Section 409A of the Code and shall be interpreted accordingly. In the event that any provision of this Agreement would or may cause this Agreement to fail to comply with Section 409A, such provision may be deemed null and void and the Company and the Executive agree to amend or restructure this Agreement, to the extent necessary and appropriate to avoid adverse tax consequences under Section 409A.

Section 4.9 - Entire Agreement.

This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes any other prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has hereunto set Executive’s hand.

HEALTHSOUTH CORPORATION

By:
	Its:	Chief Executive Officer

Signature of Executive:

Address

Social Security Number